Exhibit 99.1

551 Fifth Avenue Suite 300 New York, NY 10176
PRESS RELEASE

Contact:
Investors & Analysts:	David Farwell (212) 297-9792 dfarwell@abm.com	Media:	Tony Mitchell (212) 297-9828 tony.mitchell@abm.com
ABM INDUSTRIES ANNOUNCES SECOND QUARTER 2010 FINANCIAL RESULTS,
DECLARES QUARTERLY DIVIDEND AND REAFFIRMS GUIDANCE
Strong Net Operating Cash Flow from Continuing Operations

	Quarter Ended			Six Months Ended
(in millions,	April 30,		Increase	April 30,		Increase
except per share data)	2010	2009	(Decrease)	2010	2009	(Decrease)

Revenues	$855.5	$855.7	NM *	$1,725.3	$1,743.2	(1.0)%
Net cash provided by continuing operating activities	$50.0	$30.9	61.8%	$37.7	$44.3	(14.9)%

Net Income	$8.6	$12.8	(32.9)%	$21.4	$27.0	(20.9)%
Net income per diluted share	$0.16	$0.25	(36.0)%	$0.41	$0.52	(21.2)%

Adjusted EBITDA	$29.4	$36.1	(18.5)%	$62.0	$66.4	(6.6)%

Income from continuing operations	$8.6	$13.0	(33.9)%	$21.5	$27.8	(22.8)%
Income from continuing operations per diluted share	$0.16	$0.25	(36.0)%	$0.41	$0.54	(24.1)%

Adjusted income from continuing operations	$11.9	$16.4	(27.3)%	$26.0	$29.4	(11.6)%
Adjusted income from continuing operations per diluted share	$0.23	$0.32	(28.1)%	$0.49	$0.57	(14.0)%

*	Not Meaningful
(This release refers to non-GAAP financial measures described as “Adjusted EBITDA”, “Adjusted Income from Continuing Operations”, and “Adjusted Income from Continuing Operations per Diluted Share”. Refer to the accompanying financial tables for supplemental financial data and corresponding reconciliation of these non-GAAP financial measures to certain GAAP financial measures.)

NEW YORK, NY — June 2, 2010 — ABM Industries Incorporated (NYSE:ABM) today announced revenues for the second quarter of fiscal year 2010 of $855.5 million compared to second quarter of fiscal year 2009 revenues of $855.7 million. Net income for the second quarter of fiscal year 2010 was $8.6 million, a 32.9% decrease from $12.8 million in the second quarter of fiscal year 2009. Net income per diluted share for the second quarter of fiscal year 2010 decreased 36.0% to $0.16 compared to second quarter of fiscal year 2009 net income per diluted share of $0.25. Net income for the second quarter of fiscal year 2010 was impacted by a $2.7 million after-tax expense ($0.05 per diluted share) for a specific legal contingency; a $2.2 million after-tax expense ($0.04 per diluted share) resulting from one additional day of labor expense in the second quarter of fiscal year 2010 compared to the year-ago quarter; and higher than anticipated state unemployment insurance expense of approximately $0.03 per diluted share.
“The Company’s adjusted earnings for the quarter are as anticipated and we continue to expect year-over-year growth in the second half of the fiscal year,” said Henrik Slipsager, president and chief executive officer, ABM Industries Incorporated. “Revenues were flat for the quarter and the first six months of the fiscal year, pointing to signs of gradual improvement in the economic climate compared to fiscal year 2009. Traditional seasonal reductions in labor expense in the second half of the fiscal year combined with one less working day in the third quarter will contribute to improved profitability. We also will mitigate the impact of higher unemployment insurance expense during the second half of the year through a combination of government hiring incentives, working with our clients and improved operating efficiencies. Further, we expect that recent sales wins, our expanding sales pipeline and an increasing focus on client retention will drive top-line growth going forward.”
“We also are continuing to have success with our strategies for effectively managing costs and capital. We reduced our line of credit by $27 million, to $145 million, in the quarter. Our days sales outstanding of 48 decreased by 3 days since January 31, 2010. Executing our cost and capital strategies helped the Company achieve net operating cash flow from continuing operations of $50 million, a more than 60% increase over the year-ago quarter. We will continue our successful operating strategies to deliver bottom line savings and generate cash.”
“Our divisions continue to secure new business as the economy improves while maintaining a sharp focus on job profitability. Engineering had another strong quarter, with both revenues and operating profit growing by more than 20% in the second quarter of fiscal year 2010. While Parking revenues were essentially flat year-over-year, the Division increased operating profit by more than 6% in the second quarter, driven by strong performance with several airport clients and an ongoing focus on management of indirect expenses. The Janitorial Division continues to aggressively manage labor and other costs to offset pressures on revenues. The Division’s results were primarily impacted by the one additional day of labor expense in the second quarter and higher state unemployment insurance costs. Security revenues were slightly down for the quarter, and profitability was also impacted by the higher than anticipated state unemployment insurance tax rates.”
Income from continuing operations for the second quarter of fiscal year 2010 was $8.6 million ($0.16 per diluted share) compared to $13.0 million ($0.25 per diluted share) in the year-ago quarter. As noted above, income was impacted by a $2.7 million after-tax expense ($0.05 per diluted share) for a specific legal contingency; a $2.2 million after-tax expense ($0.04 per diluted share) resulting from one additional day of labor expense in the second quarter of fiscal year 2010 compared to the year-ago quarter; and higher than anticipated state unemployment insurance expense of approximately $0.03 per diluted share. Excluding items impacting comparability, adjusted income from continuing operations was $11.9 million, or $0.23 per diluted share, for the second quarter of fiscal year 2010. This compares to adjusted income from continuing operations of $16.4 million, or $0.32 per diluted share, in the second quarter of fiscal year 2009.
The Company’s adjusted EBITDA (earnings before interest, taxes, depreciation and amortization and excluding discontinued operations and items impacting comparability) for the second quarter of fiscal year 2010 was $29.4 million compared to $36.1 million in the second quarter of fiscal year 2009.

The Company reported revenues for the six months ended April 30, 2010 of $1.7 billion, flat compared to year-ago revenues of $1.7 billion. Net income for the first six months of fiscal year 2010 was $21.4 million, a decrease of 20.9% compared to $27.0 million for the first half of fiscal year 2009. Net income per diluted share for the first six months of fiscal year 2010 decreased 21.2% to $0.41 per diluted share compared to $0.52 per diluted share in the first half of fiscal year 2009. Income from continuing operations for the first six months of fiscal year 2010 was $21.5 million, or $0.41 per diluted share, compared to $27.8 million, or $0.54 per diluted share, for the first six months of fiscal year 2009. Adjusted income from continuing operations for the first half of fiscal year 2010 was $26.0 million, or $0.49 per diluted share, compared to $29.4 million, or $0.57 per diluted share, for the first six months of fiscal year 2009. Adjusted EBITDA for the first six months of fiscal year 2010 was $62.0 million compared to $66.4 million for the first six months of fiscal year 2009.
The Company also announced that the Board of Directors has declared a third quarter cash dividend of $0.135 per common share payable on August 2, 2010 to stockholders of record on July 1, 2010. This will be ABM’s 177th consecutive quarterly cash dividend.
Guidance
The Company reiterates its estimates that full fiscal year 2010 income from continuing operations per diluted share will be in the range of $1.25 to $1.35 and adjusted income from continuing operations per diluted share, for the same period, will be in the range of $1.35 to $1.45.
Conference Call
On Thursday, June 3, 2010 at 9:00 a.m. (EDT), ABM will host a live webcast of remarks by President and Chief Executive Officer Henrik Slipsager and Executive Vice President and Chief Financial Officer James Lusk.
The webcast will be accessible at: http://investor.abm.com/eventdetail.cfm?eventid=82116
Listeners are asked to be online at least 15 minutes early to register, as well as to download and install any complimentary audio software that might be required.
Following the call, the webcast will be available at this URL for a period of 90 days.
In addition to the webcast, a limited number of toll-free telephone lines will also be available for listeners who are among the first to call 800-289-0726 within 15 minutes before the event. Telephonic replays will be accessible during the period from two hours to seven days after the call by dialing 888-203-1112 and then entering ID #8343808.
Conference Call Presentation
In connection with the conference call to discuss earnings (see above), a slide presentation related to earnings and operations will be available at the Company’s website at www.abm.com, and can be accessed through the Investor Relations portion of ABM’s website by clicking on the “Presentations” tab.
About ABM Industries Incorporated
ABM Industries Incorporated (NYSE:ABM), which operates through its subsidiaries (collectively “ABM”), is the leading provider of facility services in the United States. With fiscal 2009 revenues of approximately $3.5 billion and more than 90,000 employees, ABM provides janitorial, facility, engineering, parking and security services for thousands of commercial, industrial, institutional and retail facilities across the United States, Puerto Rico and British Columbia, Canada. ABM’s business services include ABM Janitorial Services, ABM Facility Services, ABM Engineering Services, Ampco System Parking and ABM Security Services. For more information visit www.abm.com.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements that set forth management’s anticipated results based on management’s current plans and assumptions. In addition, the financial results reported in this release continue to be subject to adjustment until filing of the Company’s quarterly report on Form 10-Q for the quarter ended April 30, 2010. Any number of factors could cause the Company’s actual results to differ materially from those anticipated. Factors that could cause actual results to differ include but are not limited to the following: (1) risks relating to our acquisition strategy may adversely impact our results of operations; (2) intense competition can constrain our ability to gain business, as well as our profitability; (3) we are subject to volatility associated with high deductibles for certain insurable risks; (4) an increase in costs that we cannot pass on to clients could affect our profitability; (5) we provide our services pursuant to agreements which are cancelable by either party upon 30 to 60 days’ notice; (6) our success depends on our ability to preserve our long-term relationships with clients; (7) our transition to a shared services function could create disruption in functions affected; (8) we incur significant accounting and other control costs that reduce profitability; (9) a decline in commercial office building occupancy and rental rates could affect our revenues and profitability; (10) deterioration in economic conditions in general could further reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; (11) the financial difficulties or bankruptcy of one or more of our major clients could adversely affect results; (12) our ability to operate and pay our debt obligations depends upon our access to cash; (13) because ABM conducts business operations through operating subsidiaries, we depend on those entities to generate the funds necessary to meet financial obligations; (14) certain future declines or fluctuations in the fair value of our investments in auction rate securities that are deemed other-than-temporarily impaired could negatively impact our earnings; (15) uncertainty in the credit markets and the financial services industry may impact our ability to collect receivables on a timely basis and may negatively impact our cash flow; (16) any future increase in the level of debt or in interest rates can affect our results of operations; (17) an impairment charge could have a material adverse effect on our financial condition and results of operations; (18) we are defendants in several class and representative actions or other lawsuits alleging various claims that could cause us to incur substantial liabilities; (19) since we are an attractive employer for recent émigrés to this country and many of our jobs are filled by such, changes in immigration laws or enforcement actions or investigations under such laws could significantly and adversely affect our labor force, operations and financial results and our reputation; (20) labor disputes could lead to loss of revenues or expense variations; (21) federal health care reform legislation may adversely affect our business and results of operations; (22) we participate in multi-employer defined benefit plans which could result in substantial liabilities being incurred; and (23) natural disasters or acts of terrorism could disrupt our services. Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company’s Annual Report on Form 10-K for the year ended October 31, 2009 and in other reports we file from time to time with the Securities and Exchange Commission. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Information
To supplement ABM’s consolidated financial information, the Company has presented income from continuing operations for the second quarter and first six months of fiscal years 2010 and 2009 and guidance for fiscal year 2010, as adjusted for items impacting comparability. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends and ABM’s marketplace performance. In addition, the Company has presented earnings before interest, taxes, depreciation and amortization and excluding discontinued operations and items impacting comparability (adjusted EBITDA) for the second quarter and first six months of fiscal years 2010 and 2009. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with generally accepted accounting principles in the United States. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)
###

Financial Schedules
ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Quarter Ended April 30,		Increase
(In thousands, except per share data)	2010	2009	(Decrease)

Revenues	$855,461	$855,711	NM *
Expenses
Operating	771,974	766,148	0.8%
Selling, general and administrative	65,244	64,265	1.5%
Amortization of intangible assets	2,694	2,680	0.5%

Total expenses	839,912	833,093	0.8%

Operating profit	15,549	22,618	(31.3)%
Other-than-temporary impairment losses on auction rate security:
Gross impairment losses	101	—	NM *
Impairments recognized in other comprehensive income	26	—	NM *
Interest expense	1,177	1,313	(10.4)%

Income from continuing operations before income taxes	14,245	21,305	(33.1)%
Provision for income taxes	5,622	8,256	(31.9)%

Income from continuing operations	8,623	13,049	(33.9)%
Loss from discontinued operations, net of taxes	(46)	(272)	NM *

Net Income	$8,577	$12,777	(32.9)%

Net Income Per Common Share — Basic
Income from continuing operations	$0.16	$0.25	(36.0)%
Loss from discontinued operations	—	—	NM *

Net Income	$0.16	$0.25	(36.0)%

Net Income Per Common Share — Diluted
Income from continuing operations	$0.16	$0.25	(36.0)%
Loss from discontinued operations	—	—	NM *

Net Income	$0.16	$0.25	(36.0)%

*	Not Meaningful

Average Common And Common Equivalent Shares
Basic	52,007	51,301
Diluted	52,719	51,553

Dividends Declared Per Common Share	$0.135	$0.130

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Six Months Ended April 30,		Increase
(In thousands, except per share data)	2010	2009	(Decrease)

Revenues	$1,725,345	$1,743,183	(1.0)%
Expenses
Operating	1,554,075	1,553,416	NM *
Selling, general and administrative	128,046	135,652	(5.6)%
Amortization of intangible assets	5,469	5,503	(0.6)%

Total expenses	1,687,590	1,694,571	(0.4)%

Operating profit	37,755	48,612	(22.3)%
Other-than-temporary impairment losses on auction rate security:
Gross impairment losses	36	—	NM *
Impairments recognized in other comprehensive income	91	—	NM *
Interest expense	2,392	2,981	(19.8)%

Income from continuing operations before income taxes	35,236	45,631	(22.8)%
Provision for income taxes	13,777	17,827	(22.7)%

Income from continuing operations	21,459	27,804	(22.8)%
Loss from discontinued operations, net of taxes	(107)	(810)	NM *

Net Income	$21,352	$26,994	(20.9)%

Net Income Per Common Share — Basic
Income from continuing operations	$0.41	$0.54	(24.1)%
Loss from discontinued operations	—	(0.01)	NM *

Net Income	$0.41	$0.53	(22.6)%

Net Income Per Common Share — Diluted
Income from continuing operations	$0.41	$0.54	(24.1)%
Loss from discontinued operations	—	(0.02)	NM *

Net Income	$0.41	$0.52	(21.2)%

*	Not Meaningful

Average Common And Common Equivalent Shares
Basic	51,914	51,206
Diluted	52,633	51,511

Dividends Declared Per Common Share	$0.270	$0.260

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES
SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Quarter Ended April 30,
(In thousands)	2010	2009
Net cash provided by continuing operating activities	49,960	30,881
Net cash provided by discontinued operating activities	3,276	10,242

Net cash provided by operating activities	$53,236	$41,123

Net cash used in investing activities	$(4,815)	$(2,465)

Common stock purchases	1,794	1,053
Dividends paid	(7,022)	(6,673)
Borrowings from line of credit	98,000	170,000
Repayment of borrowings from line of credit	(125,000)	(215,000)
Changes in book cash overdrafts (a)	(16,427)	7,885

Net cash used in financing activities	$(48,655)	$(42,735)

	Six Months Ended April 30,
(In thousands)	2010	2009
Net cash provided by continuing operating activities	37,740	44,341
Net cash provided by discontinued operating activities	6,583	22,861

Net cash provided by operating activities	$44,323	$67,202

Net cash used in investing activities	$(11,739)	$(8,114)

Proceeds from exercises of stock options (including income tax benefit)	3,045	1,516
Dividends paid	(14,014)	(13,314)
Borrowings from line of credit	229,000	343,000
Repayment of borrowings from line of credit	(256,500)	(391,000)
Changes in book cash overdrafts (a)	(7,325)	(5,966)

Net cash used in financing activities	$(45,794)	$(65,764)

(a)
Amount shown for the quarter and six months ended April 30, 2009 reflects an immaterial correction of certain net book credit cash balances; resulting in an decrease in net cash used in financing activities for the quarter ended April 30, 2009 in the amount of $7.9 million and an increase in net cash used in financing activities for the six months ended April 30, 2009 in the amount of $6.0 million.

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

	April 30,	October 31,
(In thousands)	2010	2009

Assets
Cash and cash equivalents	$20,943	$34,153
Trade accounts receivable, net	442,709	445,241
Prepaid income taxes	12,913	13,473
Current assets of discontinued operations	6,009	10,787
Prepaid expenses	39,271	38,781
Notes receivable and other	18,155	21,374
Deferred income taxes, net	52,347	52,171
Insurance recoverables	4,898	5,017

Total current assets	597,245	620,997
Non-current assets of discontinued operations	2,792	4,567
Insurance deposits	42,179	42,500
Other investments and long-term receivables	5,668	6,240
Deferred income taxes, net	57,815	63,444
Insurance recoverables	65,819	67,100
Other assets	31,749	32,446
Investments in auction rate securities	19,634	19,531
Property, plant and equipment, net	56,397	56,892
Other intangible assets, net	54,731	60,199
Goodwill	547,880	547,237

Total assets	$1,481,909	$1,521,153

Liabilities
Trade accounts payable	$57,011	$84,701
Accrued liabilities
Compensation	85,282	93,095
Taxes — other than income	14,134	17,539
Insurance claims	78,803	78,144
Other	73,400	66,279
Income taxes payable	1,832	1,871
Current liabilities of discontinued operations	1,270	1,065

Total current liabilities	311,732	342,694
Income taxes payable	25,327	17,763
Line of credit	145,000	172,500
Retirement plans and other	31,644	32,963
Insurance claims	266,572	268,183

Total liabilities	780,275	834,103

Stockholders’ Equity	701,634	687,050

Total liabilities and stockholders’ equity	$1,481,909	$1,521,153

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES
REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Quarter Ended April 30,		Increase
(In thousands)	2010	2009	(Decrease)
Revenues
Janitorial	$574,046	$589,344	(2.6)%
Parking	114,003	113,347	0.6%
Security	80,712	82,403	(2.1)%
Engineering	86,190	70,194	22.8%
Corporate	510	423	20.6%

	$855,461	$855,711	NM*

Operating Profit
Janitorial	$29,025	$34,894	(16.8)%
Parking	5,184	4,859	6.7%
Security	941	1,397	(32.6)%
Engineering	4,856	4,038	20.3%
Corporate	(24,457)	(22,570)	(8.4)%

Operating profit	15,549	22,618	(31.3)%
Other-than-temporary impairment losses on auction rate security:
Gross impairment losses	101	—	NM*
Impairments recognized in other comprehensive income	26	—	NM*
Interest expense	1,177	1,313	(10.4)%

Income from continuing operations before income taxes	$14,245	$21,305	(33.1)%

	Six Months Ended April 30,		Increase
(In thousands)	2010	2009	(Decrease)
Revenues
Janitorial	$1,158,125	$1,197,764	(3.3)%
Parking	226,591	229,016	(1.1)%
Security	164,309	167,986	(2.2)%
Engineering	175,541	147,410	19.1%
Corporate	779	1,007	(22.6)%

	$1,725,345	$1,743,183	(1.0)%

Operating Profit
Janitorial	$63,109	$67,205	(6.1)%
Parking	10,210	9,001	13.4%
Security	2,287	3,191	(28.3)%
Engineering	9,848	8,704	13.1%
Corporate	(47,699)	(39,489)	20.8%

Operating profit	37,755	48,612	(22.3)%
Other-than-temporary impairment losses on auction rate security:
Gross impairment losses	36	—	NM*
Impairments recognized in other comprehensive income	91	—	NM*
Interest expense	2,392	2,981	(19.8)%

Income from continuing operations before income taxes	$35,236	$45,631	(22.8)%

*	Not Meaningful

ABM Industries Incorporated and Subsidiaries
Reconciliations of Non-GAAP Financial Measures
(Unaudited)
(in thousands, except per share data)

	Quarter Ended April 30,		Six Months Ended April 30,
	2010	2009	2010	2009

Reconciliation of Adjusted Income from Continuing Operations to Net Income

Adjusted Income from Continuing Operations	$11,925	$16,397	$25,965	$29,359
Items Impacting Comparability, net of taxes	(3,302)	(3,348)	(4,506)	(1,555)

Income from Continuing Operations	8,623	13,049	21,459	27,804

Loss from Discontinued Operations	(46)	(272)	(107)	(810)

Net Income	$8,577	$12,777	$21,352	$26,994

Reconciliation of Adjusted Income from Continuing Operations to Income from Continuing Operations

Adjusted Income from Continuing Operations	$11,925	$16,397	$25,965	$29,359

Items Impacting Comparability:

Corporate Initiatives and Other (a)	(1,005)	(5,515)	(2,975)	(12,163)
Third-Party Administrator Legal Settlement	—	—	—	9,601
Litigation Contingency	(4,400)	—	(4,400)	—

Total Items Impacting Comparability	(5,405)	(5,515)	(7,375)	(2,562)
Income Taxes Benefit	2,103	2,167	2,869	1,007

Items Impacting Comparability, net of taxes	(3,302)	(3,348)	(4,506)	(1,555)

Income from Continuing Operations	$8,623	$13,049	$21,459	$27,804

Reconciliation of Adjusted EBITDA to Net Income

Adjusted EBITDA	$29,378	$36,064	$62,047	$66,411

Items Impacting Comparability	(5,405)	(5,515)	(7,375)	(2,562)
Discontinued Operations	(46)	(272)	(107)	(810)
Income Tax	(5,622)	(8,256)	(13,777)	(17,827)
Interest Expense	(1,177)	(1,313)	(2,392)	(2,981)
Depreciation and Amortization	(8,551)	(7,931)	(17,044)	(15,237)

Net Income	$8,577	$12,777	$21,352	$26,994

(Continued)
Reconciliation of Adjusted Income from Continuing Operations per Diluted
Share to Income from Continuing Operations per Diluted Share

	Quarter Ended April 30,		Six Months Ended April 30,
	2010	2009	2010	2009

Adjusted Income from Continuing Operations per Diluted Share	$0.23	$0.32	$0.49	$0.57
Items Impacting Comparability, net of taxes	(0.07)	(0.07)	(0.08)	(0.03)

Income from Continuing Operations per Diluted Share	$0.16	$0.25	$0.41	$0.54

Diluted Shares	52,719	51,553	52,633	51,511

(a)
Corporate initiatives and other include: (i) costs associated with the implementation of a new payroll and human resources information system, (ii) the upgrade of the Company’s accounting system, (iii) the completion of the corporate move from San Francisco, (iv) the integration costs associated with OneSource, and (v) the write-off of deferred acquisition costs due to the adoption of an accounting pronouncement.

ABM Industries Incorporated and Subsidiaries
Reconciliation of Estimated Adjusted Income from Continuing Operations per Diluted Share to
Income from Continuing Operations per Diluted Share for the Year Ending October 31, 2010

	Year Ending October 31, 2010
	Low Estimate	High Estimate
	(per diluted share)

Adjusted Income from Continuing Operations per Diluted Share	$1.35	$1.45

Adjustments to Income from Continuing Operations (a)	(0.10)	(0.10)

Income from Continuing Operations per Diluted Share	$1.25	$1.35

(a)
Adjustments to income from continuing operations are expected to include additional costs associated with the implementation of new information technology systems and other unique items impacting comparability.